Exhibit 10.7

AMENDMENT TO EMPLOYMENT AGREEMENTS

MESSR. BEVERLEY

By signing below, each of the undersigned executives agrees to the following amendment to his employment agreement with First National Corporation. The amendments reflect Final Treasury Regulations under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and technical corrections thereto. This amendment may be executed in counterparts.

First: Add to the end of the second sentence of Section 7 (“Expense Account”):

“, and other items identified in written rules and policies of the Bank.”

Second: Add to the end of Section 7 (“Expense Account”):

No reimbursement provided under this Section during one calendar year shall affect the expenses eligible for reimbursement during another calendar year.

Third: Add to the end of Section 10 (“Country Club Dues”)

No reimbursement provided under this Section during one calendar year shall affect the expenses eligible for reimbursement during another calendar year.

Fourth: Replace the current third and fourth sentences of Section 12(a)(ii) (dealing with continuation of welfare plans) with the following:

To the extent required by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations thereunder (the “409A Regulations”), (i) no reimbursement or in-kind benefit provided under this Section 10(d)(2)(ii) in one calendar year shall affect the expenses eligible for reimbursement or in-kind benefits provided during another calendar year; and (ii) any such reimbursement shall be paid by December 31 of the calendar year following the calendar year in which the reimbursed expense was incurred. It is intended and anticipated that benefits under this Section will qualify as medical reimbursements exempt from Code Section 409A or as payments made on a specified date or fixed schedule. Nonetheless, to the extent required by Code Section 409A and the 409A Regulations, benefits (whether through plan participation, reimbursement, in-kind benefits or otherwise) shall commence on the first day of the month following the six-month anniversary of the Employee’s termination or resignation, with any reimbursements or other payments delayed under this sentence payable in a single sum on such delayed commencement date.

Fifth: Within the definition of Change of Control (Section 12(d)(iv)), replace the words “two years” with “one year” in item (ii), relating to changes in the Board of Directors.

Sixth: Delete the last sentence of Section 12(d)(v) (dealing with implementation of the cap on parachute payments).

EMPLOYEE

/s/ Marshall J. Beverley, Jr.		Date:	November 16, 2008
Marshall J. Beverley, Jr.

FIRST NATIONAL CORPORATION

By:	/s/ Harry S. Smith	Date:	December 2, 2008
Its President

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